Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2022

Full Year 2022 Reported Consolidated Revenue Growth of 4.1%
Full Year 2022 Adjusted Local Currency Revenue Growth of 9.7%

Full Year 2022 Reported Operating Profit Growth of 15.7%
Full Year 2022 Adjusted Local Currency Operating Profit Growth of 12.5%

MILWAUKEE— February 10, 2023 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $348.7 million in this year’s fourth quarter compared to $340.4 million in last year’s fourth quarter. Reported operating income in the fourth quarter of 2022 was $41.2 million compared to $40.4 million in the fourth quarter of 2021. Reported diluted earnings per share was 69 cents in the fourth quarter of 2022 compared to 65 cents in the fourth quarter of 2021. Foreign currency translation decreased revenue by approximately 3% and earnings per share by approximately 6% in the current quarter.

The 2022 fourth quarter reported results included income related to an earnout payment received in connection with the divestiture of our yogurt fruit preparations business, which in total increased 2022 fourth quarter net earnings by $1.9 million ($0.04 per diluted share). The 2021 fourth quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased 2021 fourth quarter net earnings by $3.0 million ($0.07 per diluted share). The 2021 fourth quarter reported results also include the operations of the divested product lines, which were not material to the results in the fourth quarter of 2021. The adjustments to our reported results are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended December 31, 2022
February 10, 2023
BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	0.8%	-0.2%
Color	7.8%	10.8%
Asia Pacific	-3.3%	6.1%
Total Revenue	2.4%	4.1%

	Adjusted
	Local Currency (1)
Revenue	Quarter	Year-to-Date
Flavors & Extracts	2.7%	5.8%
Color	11.9%	15.0%
Asia Pacific	6.4%	14.4%
Total Revenue	5.9%	9.7%

(1) Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

The Flavors & Extracts Group reported fourth quarter revenue of $178.9 million compared to $177.4 million in last year’s fourth quarter, an increase of 0.8%. Adjusted local currency revenue increased 2.7% in the quarter. The Group benefited from pricing across all of its product lines. Segment operating income was $21.5 million in the current quarter compared to $21.9 million reported in the comparable period last year, a decrease of 2.0%. Adjusted local currency operating income decreased 4.1% in the quarter. The lower operating income was primarily due to higher input costs and lower volumes, partially offset by favorable pricing. Foreign currency translation decreased segment revenue by approximately 2% and was not material on segment operating income in the quarter.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended December 31, 2022
February 10, 2023
The Color Group reported revenue of $147.8 million in the quarter compared to $137.1 million in last year’s fourth quarter, an increase of 7.8%. Adjusted local currency revenue increased 11.9% in the quarter. The Group benefited from higher pricing and higher volumes. Segment operating income was $24.6 million in the quarter compared to $24.1 million in last year’s comparable period, an increase of 2.0%. Adjusted local currency operating income increased 7.8% compared to the prior year’s fourth quarter. The higher operating income is primarily a result of the higher volumes and favorable pricing, partially offset by higher input costs. Foreign currency translation decreased segment revenue by approximately 4% and segment operating income by approximately 6% in the quarter.

The Asia Pacific Group reported revenue of $34.6 million in the quarter compared to $35.7 million in last year’s fourth quarter, a decrease of 3.3%, primarily due to foreign currency translation. Adjusted local currency revenue increased 6.4% in the quarter, primarily as a result of higher pricing. Segment operating income was $6.6 million in the quarter compared to $7.2 million in last year’s fourth quarter, a decrease of 7.9%, primarily due to foreign currency translation. Adjusted local currency operating income increased 3.6% in the quarter, primarily as a result of the higher pricing, partially offset by higher input costs. Foreign currency translation decreased segment revenue and operating income by approximately 10% and 12%, respectively, in the quarter.

Corporate & Other reported an operating loss of $11.5 million in the current quarter compared to $12.8 million in last year’s fourth quarter, a decrease of 10.5%. In the fourth quarter of 2022, the Company recorded $2.5 million of divestiture related income related to an earnout payment received in connection with the divestiture of our yogurt fruit preparations business. The fourth quarter results of 2021 include $0.8 million of divestiture and operational improvement plan costs. Adjusted local currency operating expenses for Corporate & Other increased 16.1% in the quarter primarily due to higher performance-based compensation.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended December 31, 2022
February 10, 2023
2023 OUTLOOK

Sensient expects 2023 full year GAAP diluted earnings per share to be flat to low-single digit growth compared to our 2022 reported GAAP diluted earnings per share of $3.34.

The Company expects 2023 revenue to grow at a mid-single digit rate on a local currency basis compared to the Company’s 2022 revenue. The Company expects 2023 diluted earnings per share to be flat to low-single digit growth on a local currency basis compared to the Company’s 2022 adjusted diluted earnings per share(2) of $3.29. The Company expects 2023 adjusted EBITDA(2) to grow at a mid-to-high single digit rate on a local currency basis compared to the Company’s 2022 adjusted EBITDA(2).

The Company expects its 2023 diluted earnings per share to be impacted by higher interest rates and a higher tax rate. The Company currently expects interest expense to increase by approximately $11 million ($0.20 per diluted share) in 2023 compared to the Company’s 2022 full year interest expense of $14.5 million. The Company also expects its full year 2023 tax rate to be approximately 25%.

 Based on current exchange rates, the Company expects foreign exchange rates to be a headwind for the beginning of the year, and modestly favorable for the full year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.  We do not anticipate any divestiture related costs, operational improvement plan costs, or results of divested business in 2023 at this time.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended December 31, 2022
February 10, 2023
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs and income, operational improvement plan costs and income, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2022 fourth quarter financial results at 8:30 a.m. CST on Friday, February 10, 2023. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 17, 2023, by calling (877) 344-7529 and referring to conference identification number 7722006. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 14, 2023.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended December 31, 2022
February 10, 2023
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2023 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage economic and capital market conditions and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies; the availability and cost of labor, logistics, and transportation; the impact and uncertainty created by the COVID-19 pandemic and efforts to manage it on the global economy, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, governmental regulations and restrictions, and general economic conditions; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and on general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated and supplemented by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in other documents that the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 that will be filed by March 1, 2023. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended December 31,			Year Ended December 31,

	2022	2021	% Change	2022	2021	% Change

Revenue	$348,736	$340,448	2.4%	$1,437,039	$1,380,264	4.1%

Cost of products sold	237,232	228,065	4.0%	947,928	925,603	2.4%
Selling and administrative expenses	70,279	71,963	(2.3%)	292,360	284,633	2.7%

Operating income	41,225	40,420	2.0%	196,751	170,028	15.7%
Interest expense	4,799	2,752		14,547	12,544

Earnings before income taxes	36,426	37,668		182,204	157,484
Income taxes	7,305	10,439		41,317	38,739

Net earnings	$29,121	$27,229	6.9%	$140,887	$118,745	18.6%

Earnings per share of common stock:
Basic	$0.70	$0.65		$3.36	$2.82
Diluted	$0.69	$0.65		$3.34	$2.81

Average common shares outstanding:
Basic	41,896	41,890		41,888	42,077
Diluted	42,255	42,173		42,213	42,258

Results by Segment	Three Months Ended December 31,			Year Ended December 31,

Revenue	2022	2021	% Change	2022	2021	% Change

Flavors & Extracts	$178,893	$177,448	0.8%	$738,003	$739,427	(0.2%)
Color	147,842	137,104	7.8%	604,017	545,270	10.8%
Asia Pacific	34,567	35,749	(3.3%)	143,581	135,348	6.1%
Intersegment elimination	(12,566)	(9,853)		(48,562)	(39,781)

Consolidated	$348,736	$340,448	2.4%	$1,437,039	$1,380,264	4.1%

Operating Income

Flavors & Extracts	$21,495	$21,942	(2.0%)	$105,424	$98,660	6.9%
Color	24,584	24,113	2.0%	114,619	103,575	10.7%
Asia Pacific	6,615	7,184	(7.9%)	29,492	26,330	12.0%
Corporate & Other	(11,469)	(12,819)		(52,784)	(58,537)

Consolidated	$41,225	$40,420	2.0%	$196,751	$170,028	15.7%

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Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	December 31, 2022	December 31, 2021

Cash and cash equivalents	$20,921	$25,740
Trade accounts receivable	302,109	261,121
Inventories	564,110	411,635
Prepaid expenses and other current assets	47,640	42,657
Total Current Assets	934,780	741,153

Goodwill & intangible assets (net)	434,315	435,009
Property, plant, and equipment (net)	483,193	446,478
Other assets	129,326	122,853

Total Assets	$1,981,614	$1,745,493

Trade accounts payable	$142,365	$125,519
Short-term borrowings	20,373	8,539
Other current liabilities	109,415	98,247
Total Current Liabilities	272,153	232,305

Long-term debt	630,331	503,006
Accrued employee and retiree benefits	26,364	28,579
Other liabilities	53,168	43,178
Shareholders' Equity	999,598	938,425

Total Liabilities and Shareholders' Equity	$1,981,614	$1,745,493

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$140,887	$118,745
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	52,467	52,051
Share-based compensation expense	16,138	9,573
Net loss on assets	276	331
Net (gain) loss on divestitures and other charges	(2,532)	14,021
Deferred income taxes	(11,010)	(6,071)
Changes in operating assets and liabilities:
Trade accounts receivable	(46,086)	(34,571)
Inventories	(159,014)	(36,323)
Prepaid expenses and other assets	(5,055)	(6,057)
Trade accounts payable and other accrued expenses	17,489	21,326
Accrued salaries, wages, and withholdings	3,486	7,321
Income taxes	4,422	4,275
Other liabilities	602	597

Net cash provided by operating activities	12,070	145,218

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(79,322)	(60,788)
Proceeds from sale of assets	264	216
Proceeds from divestiture of businesses	2,532	37,790
Acquisition of new businesses	(22,714)	(13,875)
Other investing activities	792	1,097

Net cash used in investing activities	(98,448)	(35,560)

Cash flows from financing activities:
Proceeds from additional borrowings	328,597	112,194
Debt payments	(171,447)	(110,168)
Purchase of treasury stock	-	(42,511)
Dividends paid	(68,915)	(66,694)
Other financing activities	(2,056)	(582)

Net cash provided by (used in) financing activities	86,179	(107,761)

Effect of exchange rate changes on cash and cash equivalents	(4,620)	(927)

Net (decrease) increase in cash and cash equivalents	(4,819)	970
Cash and cash equivalents at beginning of period	25,740	24,770
Cash and cash equivalents at end of period	$20,921	$25,740

Supplemental Information Year Ended December 31,	2022	2021

Dividends paid per share	$1.64	$1.58

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three and twelve months ended December 31, 2022 and 2021 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations.

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenue (GAAP)	$348,736	$340,448	2.4%	$1,437,039	$1,380,264	4.1%
Revenue of the divested product lines	-	(663)		-	(30,062)
Adjusted revenue	$348,736	$339,785	2.6%	$1,437,039	$1,350,202	6.4%

Operating income (GAAP)	$41,225	$40,420	2.0%	$196,751	$170,028	15.7%
Divestiture & other related costs – Cost of products sold	-	58		-	86
Divestiture & other related (income) costs – Selling and administrative expenses	(2,532)	579		(2,532)	14,052
Operating loss (income) of the divested product lines	-	518		-	(1,880)
Operational improvement plan - Selling and administrative expenses (income)	-	115		-	(1,895)
Adjusted operating income	$38,693	$41,690	(7.2%)	$194,219	$180,391	7.7%

Net earnings (GAAP)	$29,121	$27,229	6.9%	$140,887	$118,745	18.6%
Divestiture & other related (income) costs, before tax	(2,532)	637		(2,532)	14,138
Tax impact of divestiture & other related costs(1)	636	1,809		636	2,092
Net loss (earnings) of the divested product lines, before tax	-	518		-	(1,880)
Tax impact of the divested product lines(1)	-	(130)		-	460
Operational improvement plan costs (income), before tax	-	115		-	(1,895)
Tax impact of operational improvement plan(1)	-	427		-	471
Adjusted net earnings	$27,225	$30,605	(11.0%)	$138,991	$132,131	5.2%

Diluted earnings per share (GAAP)	$0.69	$0.65	6.2%	$3.34	$2.81	18.9%
Divestiture & other related (income) costs, net of tax	(0.04)	0.06		(0.04)	0.38
Results of operations of the divested product lines, net of tax	-	0.01		-	(0.03)
Operational improvement plan costs (income), net of tax	-	0.01		-	(0.03)
Adjusted diluted earnings per share	$0.64	$0.73	(12.3%)	$3.29	$3.13	5.1%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

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Sensient Technologies Corporation	Page 11
(In thousands)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended December 31,
Revenue	2022	Adjustments(2)	Adjusted 2022	2021	Adjustments(2)	Adjusted 2021

Flavors & Extracts	$178,893	$-	$178,893	$177,448	$(221)	$177,227
Color	147,842	-	147,842	137,104	(442)	136,662
Asia Pacific	34,567	-	34,567	35,749	-	35,749
Intersegment elimination	(12,566)	-	(12,566)	(9,853)	-	(9,853)

Consolidated	$348,736	$-	$348,736	$340,448	$(663)	$339,785

Operating Income

Flavors & Extracts	$21,495	$-	$21,495	$21,942	$491	$22,433
Color	24,584	-	24,584	24,113	27	24,140
Asia Pacific	6,615	-	6,615	7,184	-	7,184
Corporate & Other	(11,469)	(2,532)	(14,001)	(12,819)	752	(12,067)

Consolidated	$41,225	$(2,532)	$38,693	$40,420	$1,270	$41,690

Results by Segment	Year Ended December 31,
Revenue	2022	Adjustments(2)	Adjusted 2022	2021	Adjustments(2)	Adjusted 2021

Flavors & Extracts	$738,003	$-	$738,003	$739,427	$(27,837)	$711,590
Color	604,017	-	604,017	545,270	(2,080)	543,190
Asia Pacific	143,581	-	143,581	135,348	(295)	135,053
Intersegment elimination	(48,562)	-	(48,562)	(39,781)	150	(39,631)

Consolidated	$1,437,039	$-	$1,437,039	$1,380,264	$(30,062)	$1,350,202

Operating Income

Flavors & Extracts	$105,424	$-	$105,424	$98,660	$(2,368)	$96,292
Color	114,619	-	114,619	103,575	575	104,150
Asia Pacific	29,492	-	29,492	26,330	(87)	26,243
Corporate & Other	(52,784)	(2,532)	(55,316)	(58,537)	12,243	(46,294)

Consolidated	$196,751	$(2,532)	$194,219	$170,028	$10,363	$180,391

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs and income, and 2021 operational improvement plan costs and income.

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Sensient Technologies Corporation	Page 12
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2022 results compared to the 2021 results for the corresponding periods.

	Three Months Ended December 31,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	0.8%	(1.8%)	(0.1%)	2.7%
Color	7.8%	(3.8%)	(0.3%)	11.9%
Asia Pacific	(3.3%)	(9.7%)	0.0%	6.4%
Total Revenue	2.4%	(3.3%)	(0.2%)	5.9%

Operating Income
Flavors & Extracts	(2.0%)	(0.1%)	2.2%	(4.1%)
Color	2.0%	(5.9%)	0.1%	7.8%
Asia Pacific	(7.9%)	(11.5%)	0.0%	3.6%
Corporate & Other	(10.5%)	0.0%	(26.6%)	16.1%
Total Operating Income	2.0%	(5.6%)	9.3%	(1.7%)
Diluted Earnings Per Share	6.2%	(6.1%)	19.1%	(6.8%)
Adjusted EBITDA	(4.3%)	(4.6%)	N/A	0.3%

	Year Ended December 31,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	(0.2%)	(2.2%)	(3.8%)	5.8%
Color	10.8%	(3.8%)	(0.4%)	15.0%
Asia Pacific	6.1%	(8.0%)	(0.3%)	14.4%
Total Revenue	4.1%	(3.4%)	(2.2%)	9.7%

Operating Income
Flavors & Extracts	6.9%	(0.9%)	(2.5%)	10.3%
Color	10.7%	(5.1%)	0.7%	15.1%
Asia Pacific	12.0%	(10.1%)	(0.4%)	22.5%
Corporate & Other	(9.8%)	0.0%	(29.4%)	19.6%
Total Operating Income	15.7%	(5.2%)	8.4%	12.5%
Diluted Earnings Per Share	18.9%	(5.3%)	14.3%	9.9%
Adjusted EBITDA	8.7%	(4.1%)	N/A	12.8%

(3) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs and income, and 2021 operational improvement plan costs and income.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021.

	Three Months Ended December 31,			Year Ended December 31,

	2022	2021	% Change	2022	2021	% Change
Operating income (GAAP)	$41,225	$40,420	2.0%	$196,751	$170,028	15.7%
Depreciation and amortization	13,205	13,223		52,467	52,051
Depreciation and amortization, divested product lines	-	-		-	(146)
Share-based compensation expense	3,662	3,142		16,138	9,573
Divestiture & other related (income) costs, before tax	(2,532)	637		(2,532)	14,138
Results of operations of the divested product lines, before tax	-	518		-	(1,880)
Operational improvement plan costs (income), before tax	-	115		-	(1,895)
Adjusted EBITDA	$55,560	$58,055	(4.3%)	$262,824	$241,869	8.7%

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Sensient Technologies Corporation	Page 13
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

	Year Ended December 31,

Debt	2022		2021
Short-term borrowings	$20,373		$8,539
Long-term debt	630,331		503,006
Credit Agreement adjustments (4)	(10,180)		(14,900)
Net Debt	$640,524		$496,645

Operating income (GAAP)	$196,751		$170,028
Depreciation and amortization	52,467		52,051
Depreciation and amortization, divested product lines	-		(146)
Share-based compensation expense	16,138		9,573
Divestiture & other related (income) costs, before tax	(2,532)		14,138
Results of operations of the divested product lines, before tax	-		(1,880)
Operational improvement plan income, before tax	-		(1,895)
Other non-operating (gains) losses (5)	(866)		1,027
Credit Adjusted EBITDA	$261,958		$242,896

Net Debt to Credit Adjusted EBITDA	2.4	x	2.0	x

(4) Adjustments include cash and cash equivalents, as described in the Company's Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. With respect to Net Debt to Credit Adjusted EBITDA, this represents our leverage ratio as calculated for purposes of compliance with covenants under our Credit Agreement.  In addition to use for these purposes, management utilizes this measure to assess leverage trends and may from time to time disclose it to investors to be used for these purposes.